EXHIBIT 16.1



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                                  EXHIBIT 16.1


                           NOTICE OF CHANGE OF AUDITOR



TO:      THE ALBERTA SECURITIES COMMISSION;
AND TO:  HANS P. CREMERS, CHARTERED ACCOUNTANT
AND TO:  SIMONTON, KUTAC & BARNIDGE, LLP, CERTIFIED PUBLIC ACCOUNTANTS

TAKE NOTICE THAT effective June 1, 1996, ETC Transaction Corporation (the "Company") has appointed Simonton, Kutac & Barnidge, LLP, Certified Public Accountants, (the "Successor Auditor") of Houston, Texas as auditor of the Company for the fiscal year ending December 31, 1996. The former auditor, Hans
P. Cremers, Chartered Accountant (the "Former Auditor"), was not reappointed after the expiry of his term of office in 1996 after he completed the Company's December 31, 1995 annual audited financial statements. This notice is given pursuant to National Policy No. 31.

There were no reservations in the Former Auditor's Report for the period specified in paragraph 3.2 of National Policy No. 31.

The recommendation to appoint the Successor Auditor was considered and approved by the Company's Board of Directors.

In the opinion of the Company, there were no reportable events occurring prior to the termination of the Former Auditor in 1996.

         DATED at Dallas, Texas this ______ day of June, 1996.

                                           ETC TRANSACTION CORPORATION


                                           per:
                                               L. Cade Havard, President



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                                  EXHIBIT 16.2



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                                  EXHIBIT 16.2


                                 HANS P. CREMERS
                              CHARTERED ACCOUNTANT
SUITE 550                                                     PH: (403) 269-6080
525 - 11 AVE. S.W.                                           FAX: (403) 269-8640
CALGARY, ALBERTA T2R 0C9



June 24, 1996


Alberta Securities Commission
410, 300 5th Avenue S.W.
Calgary, Alberta
T2P 3C4


Attention:  Continuous Disclosure Section


Dear Sirs:

         Re:      ETC Transaction Corporation
                  Notice pursuant to National Policy No. 31
                  Change of Auditors

We have read the Notice of Change of Auditor of ETC Transaction Corporation concerning our appointment as Auditors of the corporation.

In accordance with National Policy No. 31, we advise that we agree with the information contained in the above mentioned Notice based upon our knowledge of the information at this time.

Yours truly,

/s/ Hans P. Cremers

Hans P. Cremers
Chartered Accountant



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                                  EXHIBIT 16.3



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                                  EXHIBIT 16.3


                       SIMONTON, KUTAC & BARNIDGE, L.L.P.
                                2 Houston Center
                             909 Fannin, Suite 2050
                              Houston, Texas 77010
                              Phone: (713) 658-9755
                            Facsimile: (713) 658-0298



                                  June 24, 1996


Alberta Securities Commission
410, 300 5th Avenue S.W.
Calgary, Alberta
T2P 3C4


Attention:  Continuous Disclosure Section


Dear Sirs:

         Re:      ETC Transaction Corporation
                  Notice pursuant to National Policy No. 31
                  Change of Auditors

We have read the Notice of Change of Auditor of ETC Transaction Corporation concerning our appointment as Auditors of the corporation.

In accordance with National Policy No. 31, we advise that we agree with the information contained in the above mentioned Notice based upon our knowledge of the information at this time.

Yours truly,

SIMONTON, KUTAC & BARNIDGE, L.L.P.


/s/ Simonton, Kutac & Barnidge, L.L.P.